EXHIBIT C

CONSULTING AGREEMENT
with Saturna Capital Corporation
for AMANA MUTUAL FUNDS TRUST

THIS AGREEMENT, effective this first day of January, 2000, between Saturna Capital Corporation, a Washington State corporation (the "Adviser") and the Fiqh Council of North America (the "Consultant"), for services to Amana Mutual Funds Trust (the "Trust"), to be and become effective as provided in Section 1, Article IV, between the parties hereto,

WITNESSETH, THAT:

The parties hereto pursuant to the terms hereof enter into the following Articles of Agreement:

ARTICLE 1: CONSULTING SERVICES

During the continuance of this Agreement, the Consultant shall provide consulting services to the Adviser regarding the application and interpretation of Islamic principles to investments of Amana Mutual Funds Trust. These services shall relate to the propriety of investments or types of investments under Islamic principles, in accordance with the investment objectives of the funds of Amana Mutual Funds Trust. The Consultant shall not provide advice as to the value of securities or as to the advisability of investing in, purchasing or selling securities or other property.

ARTICLE II: REPORTS AND CONSULTATIONS

Upon request, the Consultant shall furnish to the Adviser a written or oral report on all matters pertaining to the services of the Consultant. Upon request, the Consultant shall meet with the Adviser, the trustees or any committee of the trustees of Amana Mutual Funds Trust to provide consultation and advice regarding issues of Islamic principles.

ARTICLE III: FEES FOR SERVICES OF THE CONSULTANT

As full compensation for all services rendered and to be rendered by the Consultant hereunder, the Adviser shall pay to the Consultant an annual fee equal to 0.10% of the average daily net asset value of Amana's Growth Fund and Income Fund. Such average daily net asset value shall be determined by dividing the aggregate of the daily net asset values by the number of calendar days in the period. The amount thus determined for each calendar month shall be paid to the Consultant as soon as practicable after receipt of the advisory fee. In the event of the termination of this Agreement the fee for the month in which terminated shall be that proportion of the rate for the whole month as the number of calendar days during which this Agreement is in effect during the month bears to the number of days in the whole month computed on the average daily net asset value of each Fund during such period. Notwithstanding the foregoing provisions in this Article III, in the event that the total expenses (excluding taxes, interest and extraordinary items) of a Fund of the Trust for any fiscal year exceeds the lesser of 2% of average daily net asset value or the expense limitation provisions established for the most restrictive state in which a Fund is registered to offer and sell Shares, the Adviser is obligated to reimburse the Fund for such excess. Such calculation shall be made at the end of each month based on the average daily net assets in such month, on a basis consistently applied, and any reimbursement or adjustment required shall be made promptly thereafter. In the event that reimbursement is required, the Consultant shall reimburse the Adviser for a pro rata share of the amount of the advisory fee that the Adviser is required to reimburse to such Fund. Any such reimbursement by the Adviser to the Fund shall not exceed the amount of the advisory fee paid or payable to the Adviser for such fiscal year.

ARTICLE IV: TERM AND TERMINATION OF AGREEMENT

This Consulting Agreement shall become effective on January 1, 2000 for an initial period to September 30, 2000, and shall continue from year to year so long as the terms of the Advisory Agreement and the renewal and continuance thereof have been approved at least annually by a majority of the trustees, who are not interested persons of the Adviser, the Consultant, the Trust or a Fund, casting their vote in person at a meeting called for the purpose of voting on such continuance.

This Agreement may be terminated at any time without liability to either party by notice in writing given by the party desiring to terminate to the other not less than sixty (60) days in advance of the date specified, for termination. The Trust may take such action either by the trustees. This Agreement shall automatically terminate upon termination of the Advisory Agreement between the Adviser and any fund of Amana Mutual Funds Trust. This Agreement may not be assigned by either party and shall terminate automatically upon assignment (as defined in the federal Investment Company Act of 1940).

ARTICLE V. RESPONSIBILITY

The Consultant shall have no responsibility for selection of securities, purchase or sale of securities, or investment advice given by the Adviser to the Trust. The sole responsibility hereunder shall be for providing consulting and advisory services to the Adviser regarding the application and interpretation of Islamic principles to investments and types of investments of the Trust. The Consultant shall have no responsibility or liability for the investment recommendations and advice of the Adviser, and shall have no responsibility or liability for the performance of the Trust which may result from the advice and recommendations of the Adviser.

ARTICLE VI. GENERAL

This instrument is executed by the Adviser and Consultant in such capacities. By the execution hereof all parties agree that, except to the extent limited by the provisions of the federal Investment Company Act of 1940, for the payment of any claim or the performance of any obligations hereunder, resort shall be had solely to the assets and property of the Trust and no Shareholder, trustee, officer, employee or agent of the Trust or a Fund shall be personally liable therefore. Reference is made to Articles of Trust dated July 17, 1984 which has been filed with the Indiana Secretary of State, Indianapolis, Indiana.

IN WITNESS WHEREOF,

the parties hereto have caused this Agreement to be executed on behalf of each of them by their duly authorized officers as of the date and year first above written.

FIQH COUNCIL OF NORTH AMERICA	SATURNA CAPITAL CORPORATION
By /s/ Taba Jabir Alalwami, Chairman	By /s/ Nicholas Kaiser, President